Exhibit 10.1(ay)

FIH|LOAN AGREEMENT

FIH-LOAN AGREEMENT #1204901

Debtors	The Term Loan can be allocated between the following Debtors at the Debtors’ discretion (subject only as set forth below):

Sauer-Danfoss Inc.
250 Parkway Drive, Suite 270
Lincolnshire
IL 60069
USA

and

Sauer-Danfoss Holding ApS
Nordborgvej 81
6430 Nordborg
Denmark
CVR-no. 20161612

The Principal must be fully drawn in one draw down notice. If the Principal is split between the two Debtors, each term loan will have a separate FIH-loan number. Both term loans will be governed by this Loan Agreement.

The borrowing amount allocated to Sauer-Danfoss Holding ApS must be approved by both Sauer-Danfoss Holding ApS and Sauer-Danfoss Inc. Enclosed in the draw down and approval letter to the Creditor (as defined below) must be a confirmation of the guarantee from Sauer-Danfoss Inc. covering the payments under the allocation to Sauer-Danfoss Holding ApS to the Creditor according the paragraph “Guarantor” and “Draw down” in this Loan Agreement.

A Debtor will only be liable for the repayments (including interests, amortization, fees, etc.) related to amounts allocated to that Debtor (i.e., the Debtors will not be jointly liable for all payments under this Loan Agreement). However, Sauer-Danfoss Inc. will be responsible for all payments under this Loan Agreement as either Debtor or Guarantor for the allocated amount to Sauer-Danfoss Holding ApS.

Creditor	FIH Erhvervsbank A/S
Langelinie Alle 43
2100 Copenhagen O
Denmark

Principal	USD 75,000,000

Currencies	USD or EUR

Loan structure	Term Loan.

The Principal must be fully drawn in one draw down notice. If the Principal is partly or fully repaid, this part can not be redrawn.

Maturity	10 years

Amortization

20 consecutive quarterly payments consisting of interest only followed by 20 consecutive quarterly payments each equal to 1/20th of the Principal outstanding after 20 quarterly payments (the loan will be fully repaid after 10 years). Any prepayments shall be applied pro rata to the remaining Principal payments.

Interest rate	• Fixed interest rate
`	• Credit commitment and margin commitment 10 years
• The interest rate will be based on FIH cost-of-funds + 0,40%
• Interest payment quarterly in arrear
• Based on the market interest level of 28 October 2005, the interest rate can be indicated to 5,71% (USD) and 4,03% (EUR)

Payment dates	1 January, 1 April, 1 July and 1 October

Up Front Fee	0,20% of the Principal

The Up Front Fee will be deducted when drawing the Principal.

Conversion	By notice from Sauer-Danfoss Inc. either portion of the Term Loan can at any time be converted to other currencies and/or interest rate-base:

• Term Loans with floating rates can be converted at Payment dates without fees, breakage costs or compensation to the Creditor
•

Term Loans with floating rates covered with a swap can be converted at Payment dates without fees or compensation to the Creditor. However ordinary breakage costs, excluding margins will apply for the cancellation of the swap

• Term Loans with fixed interest rates will be converted using the NPV at the conversion date as the new Principal

The Conversion amount must be not less than USD 10 mill.

Repayment	The Term Loan can at any time be fully or partly repaid:

• Term Loans with floating rates can be repaid at Payment dates without fees, breakage costs or compensation to the Creditor
•

Term Loans with floating rates covered with a swap can be repaid at Payment dates without fees or compensation to the Creditor. However ordinary breakage costs, excluding margins will apply for the cancellation of the swap

• Term Loans with fixed interest rates can be terminated by repaying the NPV at the conversion date

Prepayments must be not less than USD 5 mill.

Collateral	Unsecured

Financial covenants	Debt covenant: NIBD / EBITDA < 3,50

Interest coverage: EBITDA / Net interest > 3,00

The financial covenants will be tested quarterly in connection with the Payment dates on a running 12 month rolling basis.

Sauer-Danfoss Inc. must prepare a compliance certificate for delivery with each financial statement referred to below. The compliance certificate covering the end of the financial year must include a positive statement, that the Debtors are not in breach with the “disposal of asset”-covenant.

If a financial covenant is not met, the Loan Agreement can be considered in default by the Creditor.

Financial information	The Debtors are obliged to send the Creditor:

•

A copy of the annual (both Debtors) and quarterly financial statements (only Sauer-Danfoss Inc.) plus information provided to the lenders under the US $250,000,000 Multicurrency Revolving Facility Agreement, dated 12 September 2003, or any refinancing or replacement thereof, as and when so provided

• Other relevant information sent to the lenders under the US $250,000,000 Multicurrency Revolving Facility Agreement, dated 12 September 2003, or any refinancing or replacement thereof
• A compliance certificate with each of the foregoing financial statements prepared by Sauer-Danfoss Inc. on a consolidated basis.

Other terms and conditions	•	Material Adverse Clause. Not included (see however the Pari Passu paragraph below).
•

Pari Passu. The payments under the Term Loan are to be treated at least pari passu with other senior loans taken up by the Debtors, also, if, to the extent and for so long as any other senior loan made to the Debtor provides the lender thereunder with an option to terminate the senior loan based on a material adverse change, such clause shall apply to this loan

•

Cross default. Any financial indebtedness of any member of the Sauer-Danfoss group is not paid when due nor within any original applicable grace period over the amount of USD 10,000,000, provided the non-payment is not disputed or remedied within 10 business days after the due date or the end of any original grace period, the Term Loan can be terminated by the Creditor

•

Change-of-control. If any person or two or more persons acting in concert (other than (a) Klaus H. Murmann, his family or any trust or other entity owned or controlled by Klaus H. Murmann or his family, and/or (b) Danfoss A/S, directly or indirectly), acquires a beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Act of 1934) of thirty (30) per cent, or more of the outstanding shares of voting stock of Sauer-Danfoss Inc., the Term Loan can be terminated by the Creditor

•

Negative Pledge. The Debtors are not allowed to pledge securities, except securities representing 65% of Sauer-Danfoss Inc.’s interests in Sauer-Danfoss Holding ApS, Sauer-Danfoss GmbH, Sauer-Danfoss GmbH & Co. OHG and such other additional equity interests as may be required from time to time to be pledged as collateral security for the refinancing of the US $250,000,000 Multicurrency Revolving Facility Agreement, dated 12 September 2003, or any refinancing or replacement thereof, can be pledged; provided, however, as a condition precedent to the effectiveness of this Agreement and the ability of the Debtors to borrow hereunder, the Creditor shall have entered into a satisfactory intercreditor agreement with respect to such pledged interests. Securities below accumulated USD 5,000,000 can be pledged

	•	The Debtors, collectively, are not allowed to dispose (sell, lease, transfer, etc.) assets with an accumulated book value of more than 10 percent of the total assets of the Sauer-Danfoss group each year.

	•	The Debtors are not allowed to enter into any merger, except for a solvent restructuring not involving a liquidation of a Debtor.
•

The Creditor may not demand redemption if the failure to pay interest, installments or commission when due occurs solely for technical or administrative reasons and payment is received by the Creditor within 3 business days of the due date.

	•	The Debtors’ obligation to pay increases in the Creditor’s initial expenses or costs to maintain the Term Loan shall not apply to taxes on the overall net income of the Creditor.

General terms and conditions	•	FIH general terms and conditions of lending – Foreign Currency, February 2004 (if not altered by the Loan Agreement)
	•	The Loan Agreement shall be governed by and shall be construed in accordance with Danish law
•

The Loan Agreement shall be enforceable in accordance with Section 478, paragraph 1, number 5 and paragraph 4 of the Danish Administration of Justice Act (Retsplejelovens §478, stk. 1, nr. 5 og stk. 4)

	•	The Loan Agreement, including the guarantee and the pledge of securities, is subject to approval by the Board of Directors of Sauer-Danfoss Inc. (expected 7 December 2005).

Guarantor

Sauer-Danfoss Inc. is acting as Guarantor for the repayments (including interests, amortization, fees etc.) related to amounts allocated to Sauer-Danfoss Holding ApS. If a due payment is not made by Sauer-Danfoss Holding ApS, the Creditor can choose immediately to call the payment from the Guarantor including penalty interest according to FIH general terms and conditions of lending – Foreign Currency, February 2004.

The guarantee shall be enforceable in accordance with Section 478, paragraph 1, number 5 and paragraph 4 of the Danish Administration of Justice Act (Retsplejelovens §478, stk. 1, nr. 5 og stk. 4)

Sauer-Danfoss Holding ApS shall not be liable for the amount drawn or assumed by Sauer-Danfoss Inc.

Draw down	The Principal must be fully drawn before 31 December 2005. The Principal must be fully drawn in one draw down notice by the Debtors.

The Creditor must be notified of the final allocation (the confirmation of the guarantee for any payments under the Sauer-Danfoss Holding ApS - allocation must be enclosed) between the Debtors at least 3 days before the transfer.

Acceptance of the first Debtor	The Loan Agreement is hereby accepted.

Sauer-Danfoss, Inc

	LINCOLNSHIRE	11-14-2005
	(City)	(Date)

/s/ Karl Schmidt

Please, state name in capital letters below signature

Acceptance of the second Debtor	The Loan Agreement is hereby accepted.

Sauer-Danfoss Holding ApS

	LINCOLNSHIRE	11-14-2005
	(City)	(Date)

	/s/ Karl Schmidt	/s/ Chuck Cohrs

Please, state name in capital letters below signature

Acceptance of the Guarantor	The Guarantee is hereby accepted.

Sauer-Danfoss, Inc

	LINCOLNSHIRE	11-14-2005
	(City)	(Date)

/s/ Karl Schmidt

Please, state name in capital letters below signature

Signed in the presence of	Name	: ANDREW V. BALLANTINE
	Position	: CORPORATE COUNSEL
	Private address	: 1720 MAPLE AVENUE
	Zip code	: 60201
	City	: EVANSTON ILLINOIS
	Signature	[ILLEGIBLE]

	Name	: DAVID J. ANDERSON
	Position	: PRESIDENT & CEO
	Private address	: 402 FARRINGTON DR,
	Zip code	: 60069
	City	: LINCOLNSHIRE, IL
	Signature	[ILLEGIBLE]

Acceptance of the Creditor	The Loan Agreement is hereby accepted.

FIH Erhvervsbank

	LINCOLNSHIRE	11-14-2005
	(City)	(Date)

	[ILLEGIBLE]	[ILLEGIBLE]

Please, state name in capital letters below signature

FIH|GENERAL TERMS AND CONDITIONS

OF LENDING - FOREIGN CURRENCY, FEBRUARY 2004

Termination

Loans may be redeemed by the debtor subject to fourteen days’ notice against payment of the remaining instalments and interest discounted back to the day of redemption. The discounting rate will be fixed by FIH A/S with the secondary styles of Finance for Danish Industry A/S (FIH) on the basis of the rate of interest of the time of redemption. A redemption charge will be added in accordance with FIHs standard rates.

Loans are non-terminable on the part of FIH, except that FIH may demand redemption if and when

•	interest, instalments and commission are not paid when due
•

the debtor or a guarantor defaults, enters into liquidation, bankruptcy, debt reconstruction, makes attempts to commence negotiations for compulsory composition or other arrangements with creditors, is placed under a legal guardianship, dies or if attachment, execution or distress is levied against the debtor or the guarantor

•

the debtor is a private limited company or a public limited company and a share or shareholding therein with controlling influence changes owner without the consent of FIH or the management of the company is altered so that, in the opinion of FIH, this will have essential influence on the financial situation of the company

•	debtor’s activities discontinue or the ownership is transferred
•	the debtor or a guarantor takes up permanent residence outside Denmark, or otherwise changes residence without prior notice to FIH
•	the value of the pledge is reduced
•	the pledge is disposed of without the consent of FIH or exchanged with equipment which is not covered by the security, owing to the prior right of a third party
•	the insurance required by FIH is not updated with adequate coverage on a continuous basis
•	other material assumptions for the continuance of the loan are, in the opinion of FIH, no longer present.

The amount of redemption is made up in the same way as if the loan had been redeemed by the debtor.

Pledge provided by the debtor

The pledge serves as security for any obligation which the debtor has now or will have later towards FIH and/or other companies of the FIH Group.

Pledge provided by third parties and guarantors

FIH has the right to grant respite with payment and to allow payments to lapse without the consent of guarantors and/or third-party pledgers.

If FIH fails to prove its claim in the estate of the debtor, the guarantor and/or third-party pledger, or payments from the debtor are annulled or pledges may be differently encum bered than assumed or renewal of the registration of the pledge has been neglected, none of this will affect FIHs claim against guarantors and third-party pledgers.

Pledge in general

The principal of the mortgage deeds is increased gradually with the rate of interest mentioned in the mortgage deed from the date of the mortgaging to FIH and up to 5 years after this date.

FIHs dispositions in respect of pledge and agreements with guarantors are binding on debtor, third-party pledgers and co-guarantors in all and every respect. FIH may at its own option determine the account against which money received from the security provided shall be written off.

Floating rate loans

The debtor may at any time demand an interest rate adjustment or a fixed rate. The loan will be discounted back to the interest roll-over date. The interest roll-over is effected on the day the debtor’s demand is received by FIH during all business hours.

Floating rate annuity loans

FIH can adjust any repayments without notice in order that the life of the loan remains unchanged.

Other terms and conditions

The debtor and the guarantor shall submit a copy of the Annual Accounts with specifications and auditor’s remarks and, upon demand, deliver quarterly and semi-annual accounts and additional information as to the operation of the company.

FIH may at 14 days’ notice demand security, respectively additional security, if FIH considers that a substantial, negative change in the economic position of debtor or possible guarantors has taken place, or that the value of the pledge is reduced.

With respect to foreign exchange loans FIH reserves the same right in case the exchange rate of the loan currency increases compared to Danish kroner.

If the loan is to be effected as an advance loan, FIH shall approve the guarantor or the bank where the suspensed account is kept before disbursement.

If payment is delayed. FIH has the right to charge interest on overdue payments and a fee for sending reminders etc. and the debtor can be charged with fees for any additional service from FIH in accordance with FIHs current standard rates. FIH will inform the current rates upon request. Stamp duty and other costs shall be paid by the debtor.

Disbursement and Repayment

The loan will be disbursed in the currency selected or in Danish kroner adjusted to FIHs buying rate on the day of disbursement.

On the day of disbursement, the borrower is to decide whether future repayments shall be paid in the currency selected or in Danish kroner adjusted to FIHs selling rate.

Repayments - without deduction of dividend tax - is to be effected to FIH or a bank approved by FIH.

Payments falling due on a day when FIH or the approved bank is closed shall be paid on the last banking day before the due date.

Modifications to Acts and Regulations

In case the legislature or the taxation-, foreign exchange- or other authority modifies policies or implements regulations imposing restrictions etc. on FIH, thereby increasing FIHs initial expenses or costs to maintain such loan, the borrower shall agree to pay such additional amounts.

Venue and Law

This loan agreement shall be governed by and construed in accordance with Danish law and any disputes shall be settled by Danish courts.

February 2004